UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.

(Name of Registrant as Specified in Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

Item 1: On May 27, 2026, Toby R. Neugebauer launched a website in connection with the solicitation of shareholders of Fermi, Inc., a Texas corporation ( “Fermi”), which is available at www.UnlockFermiValue.com (the “Site”). Copies of the materials posted to the Site are filed herewith.

Seeking to Call Special Meeting — On or Around June 30, 2026 · A dual-path strategic process is needed to realize Project Matador's full value. ↓ DECK VIEW THE CASE →

UnlockFermiValue.com
FOR SHAREHOLDERS

OUR CASE PROJECT MATADOR THE THESIS ACCOUNTABILITY NOMINEES DOCUMENTS CONTACT

OUR CASE

Why We Called a Shareholder Vote

Fermi shareholders deserve a Board willing to test every credible path to maximum value — before long-term decisions are locked in.

FIVE REASONS

01 GOVERNANCE RISK

The Board Refused to Run a Process — Shareholders Must Force One

The Board declined to run a strategic alternatives review or test market interest.

02 CAPITAL MARKETS RISK

Stock Overhang & Decline Has Impaired Cost of Capital

Recent leadership changes have widened the cost-of-capital gap. Every month of uncertainty makes the build harder to finance at acceptable terms.

03 EXECUTION RISK

Time-to-Power Is the Asset — Delay Erodes the Premium

Replicating Project Matador as it stands today would take a greenfield competitor over five years.

04 STRATEGIC RISK

Credible Buyers Exist — Dual-Track Maximizes Competitive Tension

We believe there are many credible potential counterparties, including hyperscalers, neoclouds, data-center platforms, chip manufacturers, and financial sponsors.

05 CONTRACT RISK

The Wrong Long-Term Contract Hurts Terminal Value Forever

A poorly structured tenant agreement locks in pricing that can erode value for decades.

FULL FIVE REASONS - DECK §1, P. 8

WHAT THIS IS *NOT*

⊗ Toby Neugebauer Is NOT Seeking the CEO Role

Toby is not running for CEO. Toby expects that the Independent Nominees will run or continue the CEO search.

⊗ This Is NOT a One-Outcome Solution

The new Board will evaluate all options — standalone build, strategic partnership, or sale — and let the market speak.

⊗ Interests Are 100% Aligned With Shareholders

We are large shareholders acting in the interest of every Fermi shareholder.

THE DISCONNECT

EXECUTION & PROGRESS
FRMI Stock Story Does Not Match its Execution Progress
OCT 27, 2025
NOV 3, 2025
FEB 10, 2026
MAR 27, 2026
OCT 27, 2025
FEB 6, 2026
FEB 19, 2026
MAR 27, 2026
OCT 28, 2025
FEB 9, 2026
FEB 25, 2026
MAY 14, 2026

Despite 12 execution milestones in seven months, FRMI has declined ~75% from IPO. The disconnect is structural — not a communications problem. Only a competitive process resets the price.

Sources: Fermi Inc. SEC filings · PR Newswire press releases (Oct 2025 – May 2026) · FactSet market data · Fermi Shareholder 13D and 13G Reports. NASDAQ daily closing data, Oct 1, 2025 – May 15, 2026. Percentage changes approximate, close-to-close.

ASSET DETAIL

Full Generation Portfolio, Infrastructure & Construction Status

Generation table, horizontal infrastructure, and the 5 connected assets · Deck §2, pp. 8-13

DOWNLOAD PRESENTATION

ADDITIONAL INDEPENDENT NOMINEES

Capital-Markets & Risk-Oversight Bench

Two additional independent nominees with capital-markets, governance, and risk-oversight experience.

Juan A. Pujadas

CAPITAL MARKETS AND GOVERNANCE

Former Vice Chairman of Global Advisory Services at PricewaterhouseCoopers International, London, and former leader of the U.S. Advisory practice of PricewaterhouseCoopers LLP. Retired from PwC in 2016 after a distinguished career spanning global audit, financial advisory, risk management, tax, and consulting. Former board member of Wells Fargo & Company, serving on the Finance Committee and Risk Committee.

- Former Vice Chairman, Global Advisory Services — PwC International (2008–2016)
- Former U.S. Advisory Practice Leader, PwC LLP (2003–2009)
- Former director, Wells Fargo & Company — Finance & Risk Committees (2017–2023)

Sheila Hooda

TRANSFORMATIONAL STRATEGY AND RISK OVERSIGHT

CEO of Alpha Advisory Partners and a former C-level operating executive with 30+ years of expertise across global business, finance, risk, technology, and regulatory matters. Qualified financial expert and experienced independent board director and committee chair across Nominating & Governance, Risk, and Audit committees. Former senior executive at TIAA, Credit Suisse Investment Bank, Thomson Reuters, and Bankers Trust. Started career at McKinsey & Co.

- CEO, Alpha Advisory Partners · McKinsey & Co. alumna
- Public boards: Enact Holdings
- Former senior leader at TIAA, Credit Suisse, Thomson Reuters, Bankers Trust

ALREADY ON THE BOARD

Miles Everson (Former Fermi CFO) and **Larry Kellerman** (Chief Power Officer) joined the Fermi board recently — bringing deep power-industry and finance expertise. Together with the Independent Slate, they would form a new Board majority focused on a credible, dual-path process.

FIVE COMMITMENTS & FULL BIOS - DECK §5, P. 30

UnlockFermiValue.com
FOR SHAREHOLDERS

OUR CASE | PROJECT MATADOR | THE THESIS | ACCOUNTABILITY | NOMINEES | DOCUMENTS | CONTACT

DOCUMENTS

Filings, Letters & Press Releases

Public materials and shareholder communications, in reverse chronological order. All SEC filings are available free of charge at www.sec.gov.

SHAREHOLDER DECK

FRMI SHAREHOLDER DECK — VF · 33 PAGES

DOWNLOAD PDF ↓

MAY 21, 2026

Securing Maximum Value for Fermi Shareholders

A Case for Running an Independent Strategic Alternatives Process for Project Matador

PRESENTED BY
Toby R. Neugebauer
Vicksburg Investments Management LLC
Melissa A. Neugebauer 2020 Trust

FILINGS · LETTERS · PRESS

SEC FILINGS | INVESTOR LETTERS | PRESS RELEASES

All filings related to Toby Neugebauer's campaign for an independent strategic alternatives process for Fermi Inc. (FRMI). Pulled live from SEC EDGAR.

DATE	TYPE	DESCRIPTION	LINK
May 22, 2026	DFAN14A	Soliciting Material Additional definitive proxy-solicitation material filed under Rule 14a-12.	SEC EDGAR
May 20, 2026	DFAN14A	Soliciting Material Additional definitive proxy-solicitation material filed under Rule 14a-12.	SEC EDGAR
May 19, 2026	DFAN14A	Soliciting Material Additional definitive proxy-solicitation material filed under Rule 14a-12.	SEC EDGAR
May 14, 2026	DFAN14A	Soliciting Material Additional definitive proxy-solicitation material.	SEC EDGAR
May 13, 2026	DFAN14A	Soliciting Material Additional definitive proxy-solicitation material.	SEC EDGAR
May 8, 2026	DFAN14A	Soliciting Material — Nominee Slate Announcement Filing accompanying the May 8 press release naming the independent slate.	SEC EDGAR
May 5, 2026	DFAN14A	Soliciting Material — Special Meeting Called Filing accompanying the May 5 press release calling the Special Meeting.	SEC EDGAR

All proxy and consent solicitation filings (DFAN14A, PREN14A, PRER14A, DEFN14A) made by the Fermi Founder Parties are available on the SEC EDGAR system at www.sec.gov.

For the full legal disclaimer and forward-looking statements, see the Important Disclosures page.

DISCLAIMER

Important Disclosures

Legal disclaimer, forward-looking statements, and information concerning the participants.

Legal Disclaimer

The views expressed on this website represent the opinions of Toby R. Neugebauer and two of his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the "Fermi Founder Parties"), which beneficially own shares of Fermi Inc. (the "Company"), together with David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the "Participants"), and have been derived or obtained from publicly available information with respect to the Company and from third-party reports. The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Participants' conclusions. The Participants reserve the right to change any of their opinions expressed herein at any time. The information contained in the documents and filings posted to this website is current only as of the date of such document or filing. The Participants disclaim any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the U.S. Securities and Exchange Commission (the "SEC") or other regulatory authorities and from other third-party reports. The Participants shall not be responsible nor have any liability for any misinformation contained in any SEC or other regulatory filing or third-party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. Any estimates, projections and potential impact of any opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. The Fermi Founder Parties currently beneficially own shares of the Company. It is possible that there will be developments in the future that cause the Fermi Founder Parties from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares, subject to applicable trading rules.

Although the Participants believe the statements made on this website are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication they make with respect to the Company and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media, and, unless specifically noted otherwise, do not necessarily represent the opinion of the Participants.

PRIVACY

Privacy Policy

How we handle information collected through UnlockFermiValue.com

Effective Date: May 26, 2026 · **Last Updated:** May 26, 2026

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1. Who We Are

This Privacy Policy describes how information is collected, used, and shared when you visit **UnlockFermiValue.com** (the "Site"). The Site is published by **Toby R. Neugebauer, Vicksburg Investments Management LLC, and the Melissa A. Neugebauer 2020 Trust** (collectively, "we," "us," or "our") for informational purposes regarding Fermi Inc. (d/b/a Fermi America) (Nasdaq: FRMI) and the Special Meeting of Shareholders anticipated on or around June 30, 2026.

2. Information We Collect

2.1 Information You Provide

When you submit our **Sign Up for Updates** form, we collect:

- Your full name (first and last)
- Your email address
- Your indication (via optional checkbox) of whether you are a Fermi America (FRMI) shareholder

When you email us through addresses listed on the Site (such as contact@unlockfermivalue.com), we receive your email address and the content of your message.

2.2 Information Collected Automatically

Like most websites, we automatically collect certain technical information when you visit the Site, including:

- IP address
- Browser type and version
- Operating system
- Pages visited and time spent on each page
- Referring URL
- Date and time of access

This information is collected through server logs maintained by our hosting provider, WP Engine, and may be used to monitor Site performance, detect security threats, and analyze usage patterns.

2.3 Cookies and Similar Technologies

The Site uses cookies to maintain session state, remember form-completion progress, and enable basic WordPress functionality. We do **not** currently use third-party advertising cookies or cross-site tracking technologies.

3. How We Use Information

We use the information we collect for the following purposes:

- To send you material updates regarding Fermi America (FRMI) and the Special Meeting, when you have signed up to receive them
- To respond to your inquiries sent via email
- To operate, maintain, and improve the Site
- To protect the security and integrity of the Site
- To comply with applicable legal obligations

We will **not** use the information for advertising, profiling, or sale to third parties.

4. Information Sharing

We do not sell, rent, or trade your personal information. We may share information only in these limited circumstances:

- **Service providers** — with vendors who help us operate the Site (e.g., WP Engine for hosting, Fluent Forms / WordPress plugin services for form processing). These providers are bound by their own privacy obligations.
- **Legal compliance** — when required by law, court order, or government request, or to protect our rights or the rights of others.
- **Successors** — in connection with a merger, acquisition, or sale of substantially all assets, subject to confidentiality protections.

5. Data Retention

We retain personal information for as long as necessary to fulfill the purposes outlined in this Policy, comply with our legal obligations, resolve disputes, and enforce our agreements. Sign-up form submissions are retained for the duration of the Special Meeting cycle and for twenty-four (24) months thereafter, unless a shorter period is requested under "Your Rights" below.

6. Your Rights

Subject to applicable law, you may have the right to:

- Request access to the personal information we hold about you
- Request correction or deletion of inaccurate or outdated information
- Opt out of future email communications (you can unsubscribe from any update email)
- Withdraw any consent you have provided

To exercise these rights, contact us at contact@unlockfermivalue.com. We will respond within the time period required by applicable law.

7. California Residents (CCPA / CPRA)

If you are a California resident, the California Consumer Privacy Act (CCPA), as amended by the California Privacy Rights Act (CPRA), provides you with additional rights, including the right to know what personal information we collect, the right to delete personal information, the right to opt out of the sale or sharing of personal information (we do not sell or share for advertising purposes), and the right to non-discrimination for exercising your rights. To exercise these rights, contact us at contact@unlockfermivalue.com.

8. International Users

The Site is operated from the United States and is directed to shareholders of Fermi Inc. located in the United States. If you access the Site from outside the United States, your information may be transferred to, stored, and processed in the United States, which may have different data-protection laws than your country of residence.

9. Children's Privacy

The Site is not directed at children under 13. We do not knowingly collect personal information from children under 13. If we learn that we have collected such information, we will delete it promptly.

10. Third-Party Links

The Site contains links to third-party websites, including SEC.gov, PR Newswire, LinkedIn, and X (formerly Twitter). We are not responsible for the privacy practices of those sites. Please review the privacy policies of any third-party sites you visit.

11. Security

We implement reasonable administrative, technical, and physical safeguards to protect your information. However, no internet transmission or electronic storage is completely secure. You acknowledge this inherent risk when using the Site.

12. Changes to This Policy

We may update this Privacy Policy from time to time. The "Last Updated" date at the top of this page reflects the most recent revision. Material changes will be communicated through the Site or via email to subscribers, as appropriate.

TERMS

Terms of Use

Terms governing your access to and use of UnlockFermiValue.com

Effective Date: May 26, 2026 · **Last Updated:** May 26, 2026

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1. Acceptance of Terms

By accessing or using **UnlockFermiValue.com** (the "Site"), you agree to be bound by these Terms of Use (the "Terms") and our Privacy Policy. If you do not agree to these Terms, do not use the Site.

2. Purpose of the Site

The Site is published by **Toby R. Neugebauer, Vicksburg Investments Management LLC, and the Melissa A. Neugebauer 2020 Trust** for **informational purposes only.** It provides information related to Fermi Inc. (d/b/a Fermi America) (Nasdaq: FRMI), Project Matador, the Special Meeting of Shareholders anticipated on or around June 30, 2026, and the case for an independent dual-path strategic alternatives process.

The Site is a **supplement** to the shareholder presentation deck and SEC filings, which contain the complete materials. In any conflict between content on this Site and the official filings, the official filings control.

3. Not Investment, Legal, or Financial Advice

Nothing on the Site constitutes investment, legal, tax, accounting, or financial advice. Nothing on the Site is an offer to sell or a solicitation of an offer to buy any security. Statements about valuations, projections, and strategic alternatives are illustrative and forward-looking — actual results may differ materially.

You should consult your own qualified advisors before making any investment decision regarding Fermi Inc. (FRMI) or any other security.

4. Forward-Looking Statements

The Site contains forward-looking statements, including projections, assumptions, and opinions about Fermi Inc., Project Matador, strategic alternatives, valuation, and the actions of Fermi's Board of Directors. Words such as "anticipate," "believe," "expect," "intend," "project," "will," "may," "would," "potential," "opportunity," "estimate," and "plan" identify forward-looking statements.

Forward-looking statements are based on current views and expectations and are subject to inherent risks, uncertainties, and other factors that may cause actual results to differ materially. The publishers of the Site disclaim any obligation to update forward-looking statements except as required by law.

5. Intellectual Property

All content on the Site — including text, graphics, layout, design, and the underlying code — is owned by **Toby R. Neugebauer, Vicksburg Investments Management LLC, and the Melissa A. Neugebauer 2020 Trust** or its licensors and is protected by United States and international copyright, trademark, and other intellectual property laws.

The shareholder presentation deck (PDF) made available on the Site is the proprietary work of the publishing entity. References to Fermi Inc., Fermi America, FRMI, Project Matador, and related marks are used for identification purposes only and do not imply endorsement by or affiliation with Fermi Inc.

6. Permitted Use

You may access and view the Site for personal, informational, non-commercial purposes. You may download and print copies of pages for personal reference, provided you do not modify the content or remove any copyright or attribution notices.

7. Prohibited Use

You agree not to:

- Use the Site for any unlawful purpose or in violation of these Terms
- Reproduce, republish, modify, or distribute Site content for commercial purposes without prior written consent
- Use automated systems (bots, scrapers, harvesters) to access the Site or extract data
- Attempt to gain unauthorized access to any portion of the Site or its infrastructure
- Interfere with the Site's operation or impose an unreasonable load on its infrastructure
- Use the Site to transmit malware, viruses, or other harmful code
- Misrepresent your identity, affiliation, or status as a shareholder

8. Third-Party Content and Links

The Site contains links to third-party websites (including SEC.gov, PR Newswire, LinkedIn, X, and the WP Engine hosting platform). We do not endorse, control, or assume responsibility for the content, accuracy, or practices of third-party sites. Use of third-party sites is at your own risk and subject to their terms.

9. No Warranty

The Site is provided "AS IS" and "AS AVAILABLE" without warranties of any kind, express or implied, including warranties of merchantability, fitness for a particular purpose, non-infringement, accuracy, completeness, or availability. We do not guarantee that the Site will be uninterrupted, error-free, or secure.

Information on the Site has been derived from publicly available sources and from third-party reports. While we believe the information is substantially accurate, we make no representation or warranty as to its accuracy or completeness.

10. Limitation of Liability

To the maximum extent permitted by law, in no event shall the publisher of the Site, its affiliates, officers, directors, employees, agents, or licensors be liable for any indirect, incidental, special, consequential, or punitive damages — including but not limited to loss of profits, data, use, goodwill, or other intangible losses — arising out of or related to your use of (or inability to use) the Site or any content thereon.

11. Indemnification

You agree to indemnify, defend, and hold harmless the publisher of the Site and its affiliates from any claims, damages, losses, liabilities, costs, or expenses (including reasonable attorneys' fees) arising out of your breach of these Terms or your misuse of the Site.

12. Governing Law and Jurisdiction

These Terms are governed by and construed in accordance with the laws of the **State of Texas**, without regard to its conflict-of-law principles. Any dispute arising out of or related to these Terms or your use of the Site shall be resolved exclusively in the state or federal courts located in the **State of Texas**, and you consent to the personal jurisdiction of those courts.

Item 2: On May 28, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Toby Neugebauer Launches UnlockFermiValue.com

New site will serve as central hub for shareholders and interested parties to understand the context behind the dual-track path Neugebauer is calling for to maximize shareholder value

DALLAS, May 28, 2026 – Toby Neugebauer, co-founder and largest shareholder of Fermi Inc. (“Fermi” or the “Company”), today launched UnlockFermiValue.com, a new site detailing his shareholder-led initiative focused on ensuring an independent, dual-path strategic process to maximize the extraordinary value of Project Matador for Fermi shareholders.

“As we make progress towards calling a special meeting of shareholders to vote on a new board majority, it’s important that Fermi stakeholders understand why we believe the best way to maximize shareholder value is through a 75-day dual-path process that considers a full-value transaction or strategic partnership, alongside evaluation of the standalone tenant plan. This starts with making sure shareholders and interested parties have access to the information they need about the asset, our highly-qualified independent board nominees, and the recommended strategic process, in order to make an informed decision on calling the special meeting, and ultimately on electing our new board majority. UnlockFermiValue.com provides this resource,” said Mr. Neugebauer.

“Since last week’s shareholder webinar, where we had hundreds of attendees, our bank partner’s phone has been ringing nonstop with multiple companies highly interested in competing for a potential full-value transaction or strategic partnership including hyperscalers and global investment firms uniquely positioned to value the company correctly and to execute the future of Project Matador. As we have been willing to do, we urge the board to exercise its fiduciary responsibility to consider the dual-track path to maximize shareholder value and we implore all shareholders to call for the June special meeting should the board refuse to take advantage of the momentum.”

Shareholders and interested parties are encouraged to visit UnlockFermiValue.com to view materials and sign up to receive updates, including about how to vote in favor of calling the special meeting and, ultimately, to voting at the special meeting.

For shareholders who have questions, please contact Saratoga, our proxy solicitor, at (888) 368-0379 (toll-free) or info@saratogaproxy.com.

Important Information

Mr. Neugebauer and two of his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), together with David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) intend to file a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of proxies with respect to the solicitation of agent designations for calling a special meeting of shareholders anticipated to be held on or around June 30, 2026 (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATIONS CARD, THAT HAVE BEEN OR WILL BE FILED BY SUCH PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Fermi Founder Parties filed a Schedule 13G with respect to the Company on November 14, 2025, which reported that Mr. Neugebauer beneficially owns 139,016,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, and Melissa A. Neugebauer 2020 Trust beneficially owns 94,359,659 shares of Common Stock. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

Item 3: On May 28, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 4: On May 28, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) intend to file a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of proxies with respect to the solicitation of agent designations for calling a special meeting of shareholders anticipated to be held on or around June 30, 2026 (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATIONS CARD THAT WILL BE FILED BY THE PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Fermi Founder Parties filed a Schedule 13G with respect to the Company on November 14, 2025, which reported that Mr. Neugebauer beneficially owns 139,016,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, and Melissa A. Neugebauer 2020 Trust beneficially owns 94,359,659 shares of Common Stock. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

20